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                       RELEASE OF IRREVOCABLE PROXY
                        (COUPLED WITH AN INTEREST)

  KNOW ALL MEN BY THESE PRESENTS: that RONALD H. COLE ("Cole") for and in consideration of good and valuable consideration the receipt of which is hereby acknowledged by his signature, does hereby fully release, terminate, cancel, acquit and forever discharge 250,000 shares of Brown Disc Products Company, Inc. ("BD") stock from that certain Irrevocable Proxy (Coupled With An Interest) dated September 7, 1995 (the "Proxy"), a copy of which is attached hereto as Exhibit "A", for the benefit of R. Eugene Rider and Eva Forsberg-Rider (the "Riders"), which Release shall become effective as set forth below:

  1. The release of 50,000 shares shall be effective on the date hereof.
  2.    The release of 50,000 shares shall be effective on May 24, 1996.
  3.    The release of 50,000 shares shall be effective on June 24, 1996.
  4.    The release of 50,000 shares shall be effective on July 24, 1996.
  5. The release of 50,000 shares shall be effective on August 24, 1996.

  Cole shall cause the Secretary of BD to reissue to the Riders on the dates specified above, a certificate or certificates evidencing 50,000 shares which shares will not contain any restrictive legend upon delivery to counsel for BD of the certificate currently representing the shares.

  The terms of this Release are contractual in nature and shall bind and benefit the Riders and Cole, and their respective heirs, personal representatives, successors and assigns.

  In the event of any dispute between the Riders and Cole concerning this Release, or in the event of any action to enforce this Release or to collect damages on account of any breach of the obligation provided for herein, the prevailing party shall be entitled to recover from the other party, all costs and expenses, including reasonable attorney's fees, incurred in such litigation as well as all additional costs of collecting any judgement rendered in such action.

  DATED this 24th day of April, 1996.


                                    /s/  Ronald H. Cole
                                    ----------------------
                                    RONALD H. COLE